EXHIBIT 10.26

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is dated and effective as of March 24, 2014 (the “Effective Date”), by and between BLACK RIDGE OIL & GAS, INC., a Nevada corporation (the “Borrower”), and CADENCE BANK, N.A., a national banking association (the “Bank”).

R E C I T A L S:

1.          The Borrower and the Bank have heretofore entered into a Credit Agreement dated as of August 8, 2013, as amended by that certain First Amendment to Credit Agreement dated as of December 13, 2013 (as amended, the “Agreement”), pursuant to which the Bank established in favor of the Borrower certain credit facilities and loans.

2.          The Borrower has requested that the Bank make certain amendments to the Agreement in accordance with Section 14.1 thereof.

3.          The Bank, subject to the terms and conditions hereof, has agreed to honor the Borrower’s request.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, do hereby further amend the Agreement and agree as follows:

A.          Defined Terms. Capitalized terms used herein which are defined in the Agreement, are used herein with such defined meanings, as said definitions may be amended by this Second Amendment.

1.          The following new definition is hereby added to Section 1.1 of the Agreement:

“Second Amendment” means that certain Second Amendment to Credit Agreement by and between Black Ridge Oil & Gas, Inc. and Cadence Bank, N.A., dated March 24, 2014.

2.          The definition of “Second Lien Credit Agreement” is hereby deleted from Section 1.1 of the Agreement, and replaced with the following definition:

“Second Lien Credit Agreement” shall mean that certain Second Lien Credit Agreement dated as of August 8, 2013 by and among Borrower, the lenders from time to time parties thereto and Chambers Energy Management, L.P., as agent, as amended by a First Amendment to Second Lien Credit Agreement dated as of December 13, 2013 and further amended by a Second Amendment to Second Lien Credit Agreement dated as of March 24, 2013.

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B.          Restatement of Section 11.7(b). Section 11.7(b) of the Agreement is hereby deleted in its entirety and restated as follows:

(b) Maximum Net Debt to EBITDAX Ratio. Borrower shall maintain, as of the end of each calendar quarter set forth below, the ratio of Net Debt to EBITDAX specified next to each such calendar quarter, calculated on a trailing four quarters basis. The term “Net Debt” shall mean Borrower’s Debt for borrowed money, including one hundred percent (100%) of all Loans and Reimbursement Obligations, less the amount of unrestricted cash equivalents on the balance sheet of Borrower that is subject to a deposit account control agreement as of such day.

Period	Maximum Net Debt to EBITDAX Ratio
June 30, 2013, September 30, 2013 and December 31, 2013	3.50 to 1.00
March 31, 2014	3.75 to 1.00
June 30, 2014 and September 30, 2014	4.25 to 1.00
December 31, 2014	4.00 to 1.00
March 31, 2015 and thereafter	3.50 to 1.00

C.          Restatement of Section 11.7(e). Section 11.7(e) of the Agreement is hereby deleted in its entirety and restated as follows:

(e) Collateral Coverage Ratio. Borrower shall maintain as of the end of each calendar quarter listed below, a Collateral Coverage Ratio of not less than the corresponding ratio set forth below:

Period	Minimum Collateral Coverage Ratio
December 31, 2013 through June 30, 2014	0.65 to 1.00
September 30, 2014 through December 31, 2014	0.70 to 1.00
March 31, 2015 and thereafter	0.80 to 1.00

D.          Restatement of Last Paragraph of Section 11.7. The last paragraph of Section 11.7 of the Agreement is hereby deleted in its entirety and restated as follows:

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For the purposes of testing covenants (b), (c) and (d) above, EBITDAX, and, for the purpose of testing covenant (d) only, cash interest, will be calculated as follows:

(i)	EBITDAX and cash interest used in the covenant test for the third quarter of 2013 will be Borrower’s EBITDAX or cash interest, as applicable, for the third quarter times four;

(ii)	EBITDAX and cash interest used for the fourth quarter of 2013 will be the sum of Borrower’s EBITDAX or cash interest, as applicable, for the third and fourth quarters of 2013 times two;

(iii)	EBITDAX for the first quarter of 2014 will be the sum of Borrower’s EBITDAX or cash interest, as applicable, for the third and fourth quarters of 2013 and the first quarter of 2014 times four thirds (4/3); and

(iv)	Beginning with the second quarter of 2014, EBITDAX and cash interest will be calculated on a trailing twelve months basis.

E.          Revised Compliance Certificate. The form of Compliance Certificate attached as Exhibit B to the Agreement is hereby revised to reflect the changes to the Agreement made by this Second Amendment. A copy of the revised Compliance Certificate is attached as Exhibit A hereto.

F.          Conditions Precedent. The effectiveness of this Second Amendment shall be subject to the Bank’s satisfactory receipt of (i) a signed original of this Second Amendment by Borrower, (ii) copies of all other documents, instruments and certificates which the Bank or its counsel may reasonably request in connection herewith, and (iii) all fees, charges and expenses which are due and payable under this Second Amendment. Lender reserves the right, in its sole discretion, to waive one or both of the foregoing conditions precedent.

G.          Representations; No Default. On and as of the date of this Second Amendment, and after giving effect to this Second Amendment, the Borrower confirms, reaffirms, and restates the representations and warranties set forth in the Agreement and the Loan Documents; provided, that each reference to the Agreement herein shall be deemed to include the Agreement as amended by this Second Amendment.

H.          Confirmation of Collateral Documents. All of the liens, privileges, priorities and equities existing and to exist under and in accordance with the terms of the Loan Documents are hereby renewed, extended and carried forward as security for all of the Loans and all other debts, obligations and liabilities of the Borrower to Bank. More specifically, the Borrower hereby acknowledges and confirms that the Mortgage and Security Agreement secure all present and future indebtedness of Borrower to Bank, including without limitation all of the Loans. Further, the parties to this Second Amendment acknowledge that all Loans are cross-defaulted and cross-secured.

I.          Payment of Expenses. Borrower agrees to pay or reimburse the Bank for all legal fees and expenses of counsel to the Bank in connection with the transactions contemplated by this Second Amendment.

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J.          Amendments. There are no oral agreements between the Bank and the Borrower. The Agreement, as amended by this Second Amendment, and the other Loan Documents set forth the entire agreement of the parties with respect to the subject matter hereof and supersede all prior written and oral understandings between the Borrower and the Bank with respect to the matters herein and therein set forth. The Agreement, as amended by this Second Amendment, cannot be modified or amended except by a writing signed and delivered by the Borrower and the Bank.

K.          Waiver of Defenses. In consideration of the Bank’s execution of this Second Amendment, the Borrower does hereby irrevocably waive any and all claims and/or defenses to payment on any indebtedness arising under the Agreement and owed by any of them to the Bank that may exist as of the date of execution of this Second Amendment.

L.          Governing Law and Counterparts. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas. This Second Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

M.          Continued Effect. Except as expressly modified herein, the Agreement, as amended by this Second Amendment, shall continue in full force and effect. The Agreement, as amended by this Second Amendment, is hereby ratified and confirmed by the parties hereto.

N.          Resolutions/Consents. The Borrower hereby certifies to the Bank that all corporate resolutions and limited liability company member consents and appointments previously delivered to Bank in connection with the Agreement remain in effect.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed and delivered as of the date hereinabove provided by the authorized officers each hereunto duly authorized.

BORROWER: BLACK RIDGE OIL & GAS, INC. By: /s/ Ken DeCubellis Name: Ken DeCubellis Title: Chief Executive Officer

BANK: CADENCE BANK, N.A. By: /s/ Steven Taylor Name: Steven Taylor Title: Vice President

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Exhibit A

EXHIBIT B

COMPLIANCE CERTIFICATE

_____________________________

Date

Cadence Bank, N.A.

2800 Post Oak Blvd., Suite 3800

Houston, TX 77056

Ladies and Gentlemen:

This Compliance Certificate is submitted pursuant to the requirements of that certain Credit Agreement dated August 8, 2013, by and between Black Ridge Oil & Gas, Inc. (“Borrower”) and Cadence Bank, N.A. (“Lender”), as amended by that certain First Amendment to Credit Agreement dated December 13, 2013, and as further amended by that certain Second Amendment to Credit Agreement dated March ___, 2014 (as amended, the “Credit Agreement”).

Under the appropriate paragraphs of the Credit Agreement, the undersigned certifies that, to the best of its knowledge and belief, no condition, event, or act which, with or without notice or lapse of time or both, would constitute an event of default under the terms of the Credit Agreement, has occurred during the three-month period ending ______________________ (the “Reporting Period”). Also, to the best of its knowledge, Borrower has complied with all provisions of the Credit Agreement.

Additionally, Borrower submits the following financial information for the Reporting Period in accordance with the financial covenants and ratios contained in the Credit Agreement.

I.          MINIMUM CURRENT RATIO

Total Current Assets	$_______________
Total Current Liabilities	$_______________
Current Ratio	$_______________
______ to _______

Minimum Current Ratio Required	1.00 to 1.00

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II.         MAXIMUM NET DEBT TO EBITDAX RATIO

(a) Net Debt	$_______________
(b) EBITDAX	$_______________
(c) Ratio (as of _______________)	______ to _______

Maximum Ratio Permitted	3.50 to 1.00 (6-30-2013, 9-30-2013 and 12-31-2013) 3.75 to 1.00 (3-31-2014) 4.25 to 1.00 (6-30-2014 through 9-30-2014) 4.00 to 1.00 (12-31-2014) 3.50 to 1.00 (3-31-2015 and thereafter)

III.        MAXIMUM SENIOR LEVERAGE RATIO

(a) Indebtedness	$_______________
(b) EBITDAX	$_______________
(c) Ratio (as of _______________)	______ to _______

Maximum Ratio Permitted	2.50 to 1.00

 IV.        MINIMUM INTEREST COVERAGE RATIO

(a) EBITDAX	$_______________
(b) Interest Expense	$_______________
(c) Ratio (as of _______________)	______ to _______

Minimum Ratio Required	3.00 to 1.00

V.          MINIMUM COLLATERAL COVERAGE RATIO

(c) Ratio (as of _______________)	______ to _______

Minimum Ratio Permitted	0.65 to 1.00 (12-31-2013 through 6-30-2014) 0.70 to 1.00 (9-30-2014 and 12-31-2014) 0.80 to 1.00 (3-31-2015 and thereafter)

Sincerely,

Black Ridge Oil & Gas, Inc.

By:______________________________

       Name:_________________________

       Title:__________________________

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